Exhibit 99.1

Vivos Therapeutics Completes Acquisition of The Sleep Center of Nevada

Transaction brings OSA diagnostic revenue to Vivos plus Vivos’ highly effective OSA treatment options to thousands of potential patients in the greater Las Vegas area

Transaction also completes Vivos’ business model pivot to target high patient volume centers and higher margin revenues

Over $11 million in new financing secured by Vivos, including a senior secured loan from Streeterville Capital and an equity private placement by existing investor New Seneca Partners

Littleton, Colorado – June 11 , 2025 — Vivos Therapeutics, Inc. (“Vivos” or the “Company”) (NASDAQ: VVOS), a leader in delivering and promoting sleep wellness and health through its proprietary, non-invasive treatments for obstructive sleep apnea (OSA), today announced the closing of its acquisition of the operating assets of The Sleep Center of Nevada (SCN), the largest operator of medical sleep centers in Nevada.

The SCN transaction represents Vivos’ first major acquisition of a sleep testing center and associated medical sleep practice. It is expected to add higher margin revenue to Vivos’ operations from both sleep disorder diagnosis and consulting, and from expected sales of Vivos’ portfolio of patented, FDA-cleared OSA appliance treatments to SCN’s patients.

Strategic Business Model Pivot Complete; Anticipated Benefits to Vivos from the Acquisition

The closing of this transaction marks the completion of the pivot of Vivos’ sales, marketing and distribution model which began last year. Vivos has shifted its model from one focused on dental providers who subscribe to be a part of the Vivos network and purchase its appliances, to one where Vivos collaborates with or acquires medical sleep practices, which will allow Vivos to capture OSA diagnostic and consultation revenue immediately and give Vivos the potential to provide Vivos’ OSA treatment directly to many more patients.

Vivos is currently pursuing additional collaborations or acquisitions to expand its business further during 2025 and beyond.

SCN sees approximately 3,000 new patients per month for testing, consultation, and treatment of conditions like OSA, insomnia and restless leg syndrome and has generated annual net revenues in the high seven figure range in recent years. Under the leadership of board certified sleep specialists Dr. Prabhu Rachakonda and his daughter Dr. Tara Rachakonda, each of whom are joining Vivos and will continue active management of their practice, SCN has grown to seven locations with nearly 50 beds currently available for overnight polysomnogram (PSG) testing and consultation, making SCN the largest sleep testing center in Nevada.

Approximately 90% of SCN patients test positive for OSA or other sleep disorders. However, an overwhelming percentage of these SCN patients are currently referred out for less effective legacy OSA treatments like CPAP, surgery, or other oral devices. Since 2019, SCN’s physicians and nurse practitioners have tested and treated over 200,000 sleep disorder patients, many of whom have either stopped using CPAP or are looking for OSA treatment alternatives. This creates a very promising opportunity for SCN patients to be candidates for Vivos’ diagnostic and appliance treatment therapies, an opportunity which is at the heart of Vivos’ new business model and core value proposition.

Effective immediately, Vivos will manage and capture both diagnostic and consulting revenues, representing new higher margin revenue streams for Vivos, as well as potential Vivos appliance sales revenue from SCN. In anticipation of the SCN acquisition closing and to allow for immediate patient treatment post-closing, Vivos worked with SCN to properly equip, hire staff, and provide training at two of SCN’s seven locations, including SCN’s largest location. Over the next 12 to 18 months, additional SCN locations will be similarly built out to offer Vivos treatment. As a result, Vivos expects its diagnostic and appliance treatment revenues from the SCN acquisition to ramp over that period as additional SCN locations are fully integrated and more of SCN’s existing and new patient base gets evaluated and treated. Vivos will manage SCN under customary agreements designed to comply with applicable corporate practice of medicine laws.

Acquisition Financing

At the closing, Vivos paid $6 million in cash and $1.5 million in Vivos common stock to SCN. An additional $1.5 million in Vivos common stock may be earned in the future if SCN achieves an agreed to financial milestone.

Vivos financed the cash closing payment to SCN by obtaining a senior, non-convertible, secured term loan from Streeterville Capital LLC in the principal amount of $8,225,000. This amount is inclusive of a $675,000 original issuance discount and other expense items for gross loan proceeds to Vivos of $7,500,000. This loan is secured by Vivos’ interest in the SCN practice, bears interest at 9 percent per year, matures in 18 months, with partial loan amortization payments commencing in six months and a monitoring fee to be added to the loan balance if the loan is not repaid in 120 days.

In addition, an affiliate of New Seneca Partners, an existing significant private equity investor in Vivos, made an additional $3,755,000 private placement investment in Vivos as part of the transaction. This investment consisted of 828,000 shares of Vivos common stock, a pre-funded warrant to purchase 725,258 shares of common stock, and a five year warrant to purchase 2,329,886 shares of common stock at an exercise price of $2.23 per share. The shares of common stock, pre-funded warrant and associated warrant were purchased at $2.42 per share and warrant, which price was structured to be “at the market” for Nasdaq Stock Market purposes.

The loan and equity investments, totaling over $11 million in gross proceeds to Vivos, will provide important cash resources to Vivos as it looks to fully integrate SCN into its operations and provide working capital as Vivos pursues additional transactions in line with its business model.

“We are extremely pleased to get this first acquisition under our belt and are excited to reap the benefits of our business model pivot,” stated Kirk Huntsman, Vivos’ Chairman and CEO. “We started booking SCN patients over the past few weeks in anticipation of closing, and we are already fully booked out for the entire month of June and into late July with OSA patients seeking alternatives to CPAP and other less effective legacy OSA treatments. The high level of enthusiasm for Vivos began with our new team members, Dr. Prabhu Rachakonda and Dr. Tara Rachakonda, both accomplished board-certified sleep specialists, who were themselves among the first patients to be treated. With that kind of leadership, it’s easy to understand our enthusiasm for this acquisition and the prospects for similar transactions in the future as we seek to ramp our revenue significantly.”

“We are truly excited to be a part of the Vivos team and bring this revolutionary, patented and FDA cleared treatment to our practice,” said SCN’s founder Dr. Prabhu Rachakonda. “Because of Vivos, we finally have what we believe is a real solution for OSA, a worldwide debilitating medical condition. My daughter and I believe in this so strongly that we are undergoing Vivos treatment ourselves. No one should have to endure a lifetime of nightly CPAP when there is a highly effective, patient friendly treatment available that offers the prospect of complete resolution of symptoms. We look forward to working with Vivos on scaling our business and offering the exciting portfolio of Vivos treatments to our patients.”

Michael Skaff, Managing Director of New Seneca Partners, stated “We have been in lockstep with Vivos management as they’ve executed on this strategic pivot toward affiliations with and acquisitions of sleep medicine and sleep testing centers. Our follow-on equity investment alongside the new senior debt lender reflects our significant enthusiasm and commitment to what Vivos is doing and the potential within their new model. We fully expect the benefits to Vivos will be significant and will scale as this transaction matures and higher volumes of patients get treated. With the SCN acquisition, Vivos now has direct access to patients, which sleep testing centers such as SCN have in abundance. We believe SCN’s existing revenues will be meaningfully augmented in several important ways, all of which we expect to significantly reduce Vivos’ cash burn and move Vivos towards cash flow positivity.”

Additional details regarding this transaction will be disclosed by Vivos in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Vivos Therapeutics

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods that promote sleep wellness and health for patients suffering from breathing and sleep issues such as obstructive sleep apnea (OSA) and snoring in adults. Vivos’ Complete Airway Repositioning and/or Expansion (CARE) devices are the only oral appliances cleared by the U.S. Food and Drug Administration (FDA) for adult patients diagnosed with all severity levels of OSA (including severe OSA) and moderate-to-severe OSA in children ages 6 to 17 within the FDA cleared usage for such devices.

Obstructive sleep apnea (OSA) affects over 1 billion people worldwide, yet 90% remain undiagnosed and unaware of their condition. This chronic disorder is not just a sleep issue—it’s closely linked to many serious chronic health conditions. While the medical community has made strides in treating sleep disorders, breathing and sleep health remain areas that are still not fully understood. As a result, solutions are often mechanistic and fail to address the root causes of OSA.

Vivos Therapeutics, founded in 2016 and based in Littleton, CO, is changing this. Through innovative technology, education, and collaborations with or acquisitions of functional medicine doctors, and sleep specialists, Vivos is empowering healthcare providers to more thoroughly address the complex needs of patients suffering with OSA.

Vivos’ portfolio of cutting-edge oral appliances offer a proprietary, clinically effective OSA solution that is nonsurgical, noninvasive, and nonpharmaceutical, providing hope to allow patients to Breathe New Life. For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, including statements of the Company’s management and other parties made herein, contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events. Words such as “may”, “would”, “should”, “expects”, “projects,” “potential,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal”. “aim” and variations of such words and similar expressions are intended to identify forward-looking statements. In this press release, forward-looking statements include, without limitation, those relating to (i) the timing for Vivos’ full integration of the SCN business and the actual future impact of the SCN acquisition on Vivos’ future revenues and results of operations and (ii) the anticipated benefits and potential expansion of Vivos’ marketing and distribution model as described herein, including the potential for Vivos to engaging in similar transactions in the future. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Readers are cautioned that actual results may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (i) the risk that Vivos may be unable to service and ultimately repay its new senior debt facility, (ii) the risk that Vivos may be unable to successfully integrate SCN’s business into its own or otherwise implement sales, marketing and other strategies (including collaboration or acquisition transactions) that increase revenues and cash flows, (iii) the risk that some patients may not achieve the desired results from using Vivos’ products, (iv) risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea diagnosis and treatment sector; (v) the risk that Vivos may be unable to secure additional financing beyond that which is needed to acquire and integrate SCN on reasonable terms when needed, if at all, or maintain its Nasdaq listing, (vi) market and other conditions that could impact Vivos’ business or ability to obtain financing, and (vii) other risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

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Investor and Media Inquiries:

R, Kirk Huntsman, CEO, Vivos Therapeutics, Inc.

Email: investors@vivoslife.com

Phone: (720) 399-9322